CONSTRUCTION LOAN AGREEMENT



        THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is made by
   NationsBank of Florida, N.A. ("Lender"), and the Borrower identified in Exhibit "B" ("Borrower"), who agree as follows:

                       ARTICLE 1. - THE LOAN

        1.1 General Information and Purpose. The Basic Information attached as Exhibit "B" and all other exhibits, which are made a part of this Agreement and incorporated herein by reference, contain definitions of certain terms used herein, and also contain other terms, provisions, and conditions applicable to the Loan. The proceeds of the Loan shall be used by Borrower to pay the cost of the construction of the Improvements on the Land, and other costs regarding the Property if and to the extent that such costs are specifically provided for in the Loan Allocation column in the Budget. The Loan Documents, which must be in form, detail and substance satisfactory to Lender, evidence the agreements of Borrower and Lender with respect to the Loan. Borrower shall comply with all Loan Documents.

        1.2 Commitment to Lend. Lender agrees to make the Loan to Borrower in advances subject to and in accordance with Exhibit "F" and the other terms and conditions of this Agreement. Lender's commitment to lend shall expire and terminate on the date when the Final Advance for Improvements (as defined herein) is made; automatically if the Loan is prepaid in full; and at Lender's option in the event of a Default. The Loan is not revolving. An amount repaid may not be reborrowed.

        1.3 Budget. The Loan funds are allocated for the costs of the Project shown in the Loan Allocation column in the Budget attached as Exhibit "D". The Budget has been prepared by Borrower and Borrower represents to Lender that it includes all costs and expenses (the "Aggregate Cost") incident to the Loan and the Project, through the maturity date of the Loan, after taking into account the requirements of this Agreement. Lender shall not be required to (a) make any advance for any cost not set forth in the Budget, (b) make any advance for any line item in the Budget that, when added to all prior advances for that line item, would exceed the lesser of i) the actual cost incurred by Borrower for such line item or ii) the sum allocated in the Loan Allocation column in the Budget for that line item, or (c) make any advance for interest on the Loan after commencement of operations in the Improvements if and to the extent that there is sufficient net operating income from the Property to cover any such advances. Lender may make advances allocated to line items in the Budget for other purposes or in different proportions as Lender in its sole discretion deems necessary or advisable; provided, however, that if Lender is requested by Borrower to make a reallocation of a hard cost item which would require contractor and lienor notices under Section 713.3471(2), Florida Statutes, written notice from the owner to the applicable contractor and all required lienors, in compliance with Section 713.3471(2), Florida Statutes, and countersigned by the applicable contractor and any lienors who have provided notices to owner shall be given prior to any such reallocation. Without prior written approval of Lender, Borrower shall not reallocate Loan funds from one Budget line item to another or otherwise amend the Budget.

        1.4  Borrower's   Deposit.    If   at  any   time  Lender
   determines that the sum of (i) the unadvanced portion of the Loan to which Borrower is entitled, plus (ii) the amounts of

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   the  Aggregate Cost which are scheduled to be paid by Borrower from other funds which are available, set aside and committed, to Lender's satisfaction, is or will be insufficient to pay the unpaid actual Aggregate Cost, Borrower shall, within seven
   (7) days after written notice from Lender, deposit with Lender the amount of the deficiency ("Borrower's Deposit") which Borrower's Deposit shallbe deposited in an interest-bearing account with interest earned thereon to be part of the Borrower's Deposit. Such Borrower's Deposit is hereby pledged as additional collateral on the Loan, and Borrower hereby grants and conveys to Lender a security interest in all funds so deposited with Lender, as additional collateral on the
   Loan.    Upon  a  Default,  Lender  may  (but  shall  have  no
   obligation to) apply all or any part of the Borrower's Deposit against the unpaid Indebtedness in such order as Lender
   determines.   As  long  as  the Loan  is  current and  not  in
   default, Borrower shall have the right to elect whether the Borrower's Deposit shall be expended before any further Loan disbursements are made or in the alternative, whether said Borrower's Deposit shall continue to be held in the interest-bearing account until all Loan disbursements have been made by Lender and the Borrower's Deposit is necessary to complete the construction of the Project.

          ARTICLE 2. - ADDITIONAL COVENANTS AND AGREEMENTS

        2.1 Plans. Borrower assumes full responsibility for the compliance of the Plans and the Property with all laws, governmental requirements and sound building and engineering practices. No construction shall be undertaken on the Land except as shown in the Plans. No plans or specifications, or any changes thereto except Permitted Changes, shall be included as part of the Plans until consented to by Lender, and approved by Construction Consultant, all applicable governmental authorities, as may be necessary, and all parties required under the Loan Documents. As to changes to the Plans which are not Permitted Changes, Lender shall have fifteen
   (15) days from the receipt of the requested change in which to review same and communicate to Borrower its approval or disapproval of the requested change.

        2.2 Contracts. Without Lender's prior written approval as to parties, terms, and all other matters, Borrower shall not (a) enter into any contract for the performance of any work or the supplying of any labor, materials, or services for the design or construction of the Improvements which is in excess of $50,000.00 (and to the extent such contract is less than $50,000.00, Borrower shall promptly provide a copy of same to Lender after such contract is fully executed), (b) enter into any management, leasing, maintenance or other contract pertaining to the Property not described in clause
   (a) preceding that is not unconditionally terminable by Borrower or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder, or (c) modify, amend, or terminate any such contracts. All such contracts shall provide that all liens of the applicable contractor, architect, supplier, surveyor or other party and any right to remove removable Improvements are subordinate to Lender's rights, and shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors' and mechanics' and materialmen's liens and any right to remove removable Improvements to Lender's rights, and shall provide that no change order shall be effective without the prior written consent of Lender except for Permitted Changes. Borrower shall not default under any contract, Borrower shall not permit any contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Lender of any material default thereunder. Borrower will deliver to Lender, upon request of Lender, the names of persons or entities with whom each contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor, but only to the extent such information is supplied to Borrower by the Contractor.

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        2.3  Construction  of the  Improvements.   Borrower shall
   commence construction of the Improvements within 30 days of the Loan closing date, and shall prosecute the construction of the Improvements with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable laws and governmental
   requirements,  the Loan  Documents, and  the Plans.   Borrower
   shall not permit cessation of work for a period in excess of fifteen (15) days (whether or not consecutive), except for Excusable Delays. Borrower shall complete construction of the Improvements, and shall obtain a permanent unconditional certificate of occupancy and all other permits, licenses, and
   approvals  for  the  occupancy,   use  and  operation  of  the
   Improvements from all applicable governmental authorities on or before the Completion Date, free and clear of all liens
   except the  Loan Documents.   Borrower shall  correct promptly
   (a) any material defect in the Improvements, (b) any material departure from the Plans, law, or governmental requirements, or (c) any encroachment by any Improvements or structure on
   any  building   setback  line,  easement,   property  line  or
   restricted area.

        2.4 Changes. Without Lender's prior written consent, Borrower shall not materially change or modify the Plans in any manner which changes the general design, materials, size, quality of construction or structural integrity of the Improvements as approved by Lender, agree to any change order, or allow any extras to any contractor or any subcontractor, except that Borrower may make the Permitted Changes if: (a) Borrower notifies Lender in writing of the change or extra with appropriate supporting documentation and information; (b) Borrower obtains the approval of the applicable contractor, Borrower's architect, and all sureties; (c) the structural integrity, quality and standard of workmanship of the
   Improvements is not impaired; (d) no substantial change in architectural appearance is affected; (e) no default in any obligation to any person or violation of any law or governmental requirement would result from such change or extra; (f) Borrower complies with Section 1.4 of this Agreement to cover any excess cost resulting from the change or extra; (g) completion of the Improvements by the Completion Date will not be affected; and (h) all requirements of Section 713.3471(2), Florida Statutes, have been fully satisfied. Lender shall not be obligated to review a proposed change which Lender is entitled to approve unless it has received all documents necessary to review such change, such as the change order, cost estimates, plans and specifications, and evidence that all approvals by all applicable parties have been obtained. As to changes which are not Permitted Changes, Lender shall have five (5) days from the receipt of any requested change order which does not involve a change in the Plans in which to review same and communicate to Borrower its approval or disapproval of the requested change order.

        2.5 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in the construction of the Improvements, but not yet affixed to or incorporated into the Improvements on the Land, to be stored on the Land with adequate safeguards as required by Lender to prevent loss, theft, damage or commingling with other materials or projects. Borrower shall not purchase or order materials for delivery more than forty-five (45) days prior to the scheduled incorporation of such materials into the Improvements.

        2.6 Inspection. Lender may enter upon the Property to inspect the Property and any materials at any reasonable time. Borrower will furnish to Lender at any time for inspection and copying all Plans, shop drawings, specifications, books and records, and other documents and information required by Lender.

        2.7  Notice  to Lender.   Borrower shall  promptly notify
   Lender in writing of any of the following events, specifying in each case the action Borrower has taken or will take with

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   respect thereto:  (a) any violation of any law or governmental requirement; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower or any Guarantor or the Property or any material development therein; (c) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened against Borrower or any contractor or any material development in any labor controversy; (e) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of
   any   insurance  coverage  maintained  with   respect  to  the
   Property;  or (f) any failure by Borrower or any contractor to
   perform  any   material  obligation  under   any  construction
   contract,  any   event  or   condition  which   would   permit
   termination of a construction contract or suspension of work thereunder, or any notice given by Borrower or any contractor with respect to any of the foregoing.

        2.8 Assignment of Contracts and Plans. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgage. Borrower represents and warrants that the copy of any contract furnished or to be furnished to Lender is and shall be a true and complete copy thereof, that the copies of the Plans delivered to Lender are and shall be true and complete copies of the Plans, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance. Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under any contract or with respect to the Plans, and Borrower shall continue to be liable for all obligations of Borrower with respect thereto, Borrower hereby agreeing to perform all of its obligations under any contract. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action Lender may determine necessary to cure any default under any contract or with respect to the Plans or to protect the rights of Borrower or Lender with respect thereto. Lender shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with Borrower's failure to perform such contracts or any action taken by Lender. Lender may use the Plans for any purpose relating to the Improvements. Borrower irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, which power of attorney shall be irrevocable and coupled with an interest, in Borrower's name or in Lender's name to enforce all rights of Borrower under any contract or with respect to the Plans.

        2.9 Advertising by Lender. At Lender's request and expense, Borrower shall place upon the Property at a mutually acceptable location a sign announcing that financing is being provided by Lender. Also, Lender shall have the right to secure printed publicity through newspapers and other media concerning the Property and its financing. All publicity referenced herein shall require Borrower's prior approval, which shall not be unreasonably withheld.

        2.10 Financial Statements. Borrower shall deliver to Lender the Financial Statements and other statements and information at the times and for the periods described in the Basic Information, and as otherwise required by any other Loan Documents.

        2.11 Appraisal. Lender may obtain at Borrower's expense upon request an appraisal of any part of the Property prepared

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   in  accordance  with written  instructions  from  Lender by  a
   third-party appraiser  engaged directly by Lender.   Each such
   appraiser  and  appraisal  shall  be  satisfactory  to  Lender
   (including     satisfaction    of     applicable    regulatory
   requirements). The cost of each such appraisal shall be due and payable by Borrower on demand and shall be secured by the
   Loan  Documents.   Borrower  shall  cooperate  fully with  the
   appraisal process, including, but not limited to, allowing reasonable entry upon and into the Property. Notwithstanding anything contained herein or in the other Loan Documents for the Loan to the contrary, Lender shall not request updated appraisals pursuant to this Section unless the Loan is in Default, or if required by any governmental law or regulation, or for good cause (i.e. Lender has reason to believe the value of the Property has declined such that the desired Loan-to-value ratio is no longer maintained).

        2.12 Construction Consultant. Borrower shall cooperate with Construction Consultant and will furnish Construction Consultant whatever Construction Consultant considers necessary or useful to perform its duties. The duties of Construction Consultant run solely to Lender, and Construction Consultant shall have no obligations or responsibilities whatsoever to Borrower, Borrower's architect, engineer, contractor or to any of their agents or employees.
   Construction Consultant may, among other duties, perform construction cost analyses, review the Plans, all proposed changes in them, observe work in place, and review Draw Requests. Unless prohibited by applicable law, the fees, costs, and expenses of Construction Consultant shall be paid by Borrower.

        2.13 Reports and Vouchers. Borrower shall (a) promptly deliver to Lender copies of all reports, studies, inspections and tests made on the Land, the Improvements or the materials to be incorporated into the Improvements; (b) make additional tests Lender reasonably requires; and (c) deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated or to be incorporated in the Improvements or otherwise subject to a lien or security interest in favor of Lender. Borrower shall immediately notify Lender of such report, study, inspection or test that indicates any adverse condition in the Land or the Improvements.

        2.14 Payment of Withholding Taxes. Borrower shall not use, or knowingly permit any contractor or subcontractor to use, any portion of the proceeds of any advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with the United States all amounts of tax required to be deducted and withheld with respect to such wages under the Internal Revenue Code, and to make timely payment to or deposit with any local and/or state governmental authority or agency having jurisdiction all amounts of tax required to be deducted and withheld with respect to such wages under any applicable local and/or state laws.

        2.15 Representations and Warranties. To induce Lender to make the Loan, Borrower hereby represents and warrants to Lender that (a) prior to the recordation of the Mortgage, no work of any kind (including the destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining or fencing of the Land) has been or will be commenced or performed on the Land, no equipment or material has been or will be delivered to or upon the Land for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the design or construction of the Improvements, or the surveying of the Land or Improvements, nor any affidavit or notice of commencement of construction of the Improvements, has been or will be executed or recorded, which could cause a mechanic's or materialman's lien or similar lien to have an inception so as to achieve priority over the mortgage or the

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   rights of  Lender thereunder;  (b) to  the extent required  by
   applicable  law,  Borrower   and  Guarantor  have  filed   all
   necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (c) the Plans are satisfactory to Borrower, have been approved by all applicable governmental authorities, have been accepted by each contractor, are complete in all material respects,
   contain  all  detail  necessary   and  are  adequate  for  the
   construction of the Improvements, and comply with the Loan Documents, all applicable laws, restrictive covenants, and governmental requirements, rules, and regulations; (d) the Land is not part of a larger tract of land owned by Borrower or its affiliates or any Guarantor and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Mortgage, and Borrower has obtained or will obtain prior to the issuance of the first tax bill coming due after the date of this Agreement, a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of any other lands or improvements; (e) the Land and Improvements comply with all laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (f) the Plans do and the Improvements when constructed will comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (g) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other law or governmental requirement; (h) the construction schedule for the Project is realistic and the Completion Date is a reasonable estimate of the time required to complete the Project; and (i) the Financial Statements delivered to Lender are true and correct, and there has been no material change of Borrower's financial condition from the financial condition of Borrower indicated in such Financial Statements.

                 ARTICLE 3. - DEFAULT AND REMEDIES

        3.1 Events of Default. The occurrence of any one of the following shall be a default under this Agreement ("Default"):
   (a) any of the Indebtedness is not paid when due, whether the due date is the scheduled due date or arises by acceleration or otherwise; (b) any covenant, agreement or condition in any Loan Document (other than covenants to pay any of the Indebtedness) is not fully and timely performed, observed or kept; (c) the cessation of the construction of the Improvements continues for more than fifteen (15) days (whether or not consecutive) except for Excusable Delays; (d) the construction of the Improvements, or any materials for which an advance has been requested, fails to comply with the Plans, the Loan Documents, or any laws or governmental requirements, which failure is not cured within thirty (30) days after written notice thereof to Borrower; (e) Borrower fails to satisfy any condition precedent to the obligation of Lender to make an advance; (f) construction of the Improvements is abandoned, or Borrower fails to complete construction of the Improvements (and obtain all applicable permits, licenses, and approvals) in accordance with this Agreement on or before the Completion Date; (g) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect; (h) a Borrower's Deposit is not made with Lender within seven (7) days after Lender's request therefor in accordance with
   Section 1.4; (i) construction is enjoined or Borrower or Lender is enjoined or prohibited from performing under the Loan Documents; (j) the owner of the Property enters into any lease of part or all of the Property which does not comply with the Loan Documents; or (k) any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Borrower or the Property and is not removed by payment or transferred to substitute security in the manner provided by law, within ten (10) days after it is recorded in accordance with applicable law; or (l) any

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   federal,  state  or local  tax  lien is  recorded  against the
   Borrower or the Property and is not removed by payment or transferred to substitute security in the manner provided by law within thirty (30) days after it is recorded in accordance with applicable law; (m) Borrower shall cease to exist or to be qualified to do or transact business in the State in which the Property is located, or shall be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets; (n) any sale, conveyance, transfer, assignment, or other disposition of all or any part of the Property; (o) any statement or representation of Borrower or any Guarantor contained in the Loan application or any financial statements or other materials furnished to Lender or any other lender prior or subsequent to the making of the Loan secured hereby are discovered to have been materially false or incorrect or incomplete; (p) Borrower or any Guarantor shall default under any obligation imposed by any indemnity whether contained within any of the Loan
   Documents,    the    Hazardous    Waste   Certification    and
   Indemnification, or  otherwise; or (q) a  default occurs under
   any Loan  Document  other than  this  Agreement.   The  events
   described in subparagraphs (e) through (j) above shall not be deemed to be events of Default unless they continue for a period of ten (10) days after written notice thereof from Lender to Borrower, provided, however, if such event may not reasonably be cured within such ten (10) day period, an event of Default shall not be deemed to have occurred so long as same shall be diligently and continuously endeavored to be cured. Notwithstanding the foregoing, it shall be an event of Default if the violation has not been cured within sixty (60) days after notice thereof.

        3.2 Remedies. Upon a Default, Lender may, at its election, but without any obligation to do so, without further notice, do any one or more of the following: (a) terminate its commitment to lend and any obligation to disburse any Borrower's Deposit hereunder; (b) reduce any claim to judgment; (c) exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, law, equity or otherwise; (d) set-off and apply, to the extent thereof and to the maximum extent permitted by law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower against any Indebtedness; or
   (e) in its own name or in the name of Borrower, enter into possession of the Property, perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Lender), Loan Documents, laws, and governmental requirements, and continue to employ Borrower's architect, engineer, and any contractor pursuant to the applicable contracts or otherwise. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, which power of attorney is irrevocable and coupled with an interest, with full power of substitution and in the name of Borrower, if Lender elects to do so, upon the occurrence of a Default, to i) use such sums as are necessary, including any proceeds of the Loan and any Borrower's Deposit, make such changes or corrections in the Plans and employ such architects, engineers, and contractors as may be required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Lender), Loan Documents, laws and governmental requirements, or as otherwise may be necessary or desirable for purposes of completing such construction; ii) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements; iii) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; iv) do every act with respect to the construction of the Improvements which Borrower may do; v) prosecute or defend any action or proceeding incident to the Property, vi) pay, settle, or compromise all bills and claims so as to clear title to the Property; and vii) take over and use all or any part of the labor, materials, supplies and

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   Construction Loan Agreement   7


   equipment contracted for, owned by, or under the control of Borrower which relate to the construction, maintenance or operation of the Improvements (but not any such items related to the Borrower's business conducted in the Improvements), whether or not previously incorporated into the Improvements. Any amounts expended by Lender shall be a demand obligation owing by Borrower to Lender. Lender shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

             ARTICLE 4. - GENERAL TERMS AND CONDITIONS

        4.1 Usury Laws. Borrower, Lender and all other parties to the Loan Documents intend to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Borrower and Lender (or any other party liable with respect to any Indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Agreement, the Note, any of the other Loan Documents, or otherwise, exceed the maximum amount permitted under applicable law ("Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Indebtedness in the inverse order of its maturity and not to the payment of interest, or be refunded to Borrower or the other payor thereof, at the election of Lender in its sole discretion or as required by applicable law. The right to accelerate maturity of the Note or any other Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such Indebtedness so that the amount of interest on account of such Indebtedness does not exceed the Maximum Amount. As used in this Section, the term "applicable law" shall mean the laws of the State of Florida or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

        4.2 Lender's Consent. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lender and free from any limitation or requirement of reasonableness if the matter which gives rise to the need for the approval, consent or exercise of judgment relates to the construction of the Improvements, and within the reasonable discretion of Lender if the matter which gives rise to the need for the approval, consent or exercise of judgment does not relate to the construction of the Improvements; and (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Lender. Notwithstanding any approvals or consents by

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   Construction Loan Agreement   8


   Lender, Lender has no obligation or responsibility whatsoever for the adequacy, form or content of the Plans, the Budget, any contract, any change order, any lease, or any other matter incident to the Property or the construction of the Improvements. Lender's acceptance of an assignment of the Plans shall not constitute approval of the Plans. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Lender shall be for Lender's protection only, and shall not constitute any assumption of responsibility to Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower's obligations. Borrower or the Contractor has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project. Lender has no duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of, the existence of negligent, faulty, inadequate or defective design or construction of the Improvements. Lender shall not be liable or responsible for any defect in the Property or the Improvements, the performance or default of Borrower, Borrower's or Contractor's architect, engineer, contractor, the Construction Consultant, or any other party, or for any failure to construct, complete, protect or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower or Contractor whatsoever. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender. Inspection shall not constitute an acknowledgment or representation by Lender or the Construction Consultant that there has been or will be compliance with the Plans, Loan Documents, applicable laws and governmental requirements or that the construction is free from defective materials or workmanship. Inspection whether or not followed by notice of Default shall not constitute a waiver of any Default then existing, or a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans, Loan Documents, applicable laws, and governmental requirements. Lender's failure to inspect shall not constitute a waiver of any of Lender's rights under the Loan Documents or at law or in equity.

        4.3 Miscellaneous. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Loan Documents are for the sole benefit of Lender and Borrower and are not for the benefit of any third party. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circum-stances. Time shall be of the essence with respect to
   Borrower's obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by the laws of the State of Florida (without regard to any conflict of laws principles) and applicable United States federal law.

        4.4 Notices. Unless specifically provided otherwise, any notice for purposes of this Agreement or any other Loan Document shall be given in writing or by telex or by facsimile
   (fax) transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Agreement, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Section. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall

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   Construction Loan Agreement   9


   be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified; if transmitted by telex, the notice shall be effective when transmitted (answerback confirmed); and if transmitted by facsimile or personal delivery, the notice shall be effective when received. No notice of change of address shall be effective except upon actual receipt, and service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

        4.5 Successors and Assigns. This Agreement shall be binding upon Borrower, and Borrower's heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns, provided, however, that Borrower shall not assign or encumber any interest of Borrower hereunder without the prior written consent of Lender. Lender may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants. Borrower shall execute, acknowledge, and deliver any and all instruments reasonably requested by Lender or such assignee or participant.

        4.6 Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement thereof is asserted. This Agreement shall continue in full force and effect until the Indebtedness is paid in full; and all representations and warranties and all provisions herein for indemnity of Lender (and any other provisions herein specified to survive) shall survive payment in full of the Indebtedness and any release or termination of this Agreement or of any other Loan Documents.

        4.7 Costs and Expenses. Without limitation of any Loan Document and to the extent not prohibited by applicable laws, Borrower shall pay when due, and reimburse to Lender on demand, and indemnify Lender from, all out-of-pocket fees, costs, and expenses paid or incurred by Lender in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations or the exercise of any right or remedy of Lender (including costs of arbitration), including
   (a) fees and expenses of Lender's counsel; (b) fees and charges of each Construction Consultant or architect; (c) appraisal, re-appraisal and survey costs; (d) title insurance charges and premises; (e) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations and site assessments;
   (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes, (j) filing and recording fees, and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Lender, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, arbitration, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or determination of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.


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   Construction Loan Agreement   10


        4.8 Further Assurances. Borrower will, on request of Lender, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts deemed necessary, desirable or proper by Lender to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument deemed necessary, desirable, or proper by Lender to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Lender to comply with the requirements of any agency having jurisdiction over Lender.

        4.9 No Assignment. Borrower shall not assign, transfer or encumber its rights or obligations under any Loan Document or any proceeds of the Loan without the prior written consent of Lender.

        4.10 Inducement to Lender. The representations and warranties contained in the Loan Documents (a) are made to induce Lender to make the Loan and Lender is relying thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure.

        4.11 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in
   Section 4.3 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in
   Section 4.3 may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice stated in the Loan Documents, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

        4.12 Interpretation. References to "Dollars", "$", "money", "payments" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally. References to persons shall include any legal entities, including public or governmental bodies, agencies or instrumentalities, and natural persons. The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" shall refer to the entire Agreement and not to any

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   Construction Loan Agreement   11


   particular provision or section. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

        4.13 No Partnership, etc. The relationship between Lender and Borrower is solely that of lender and borrower. Lender has no fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Lender or in any way make Lender a co-principal with Borrower with reference to the Project, the Property or otherwise. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to control, or be deemed to indicate that Lender is in control of, the business, properties, management or operations of Borrower.

        4.14 Records. The unpaid amount of the Loan set forth on the books and records of Lender maintained in the ordinary course of its business shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on the books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.

        4.15 Exhibits. This Agreement includes the Exhibits listed below which are marked by "X", all of which Exhibits are attached hereto and made a part hereof for all purposes, it being agreed that if any Exhibit to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

          X       Exhibit "A"   -  Legal description of the Land
          X       Exhibit "B"   -  Basic Information
          X       Exhibit "C"    -   Certain Conditions Precedent
   to the First Advance
          X       Exhibit "D"   -  Budget
          X       Exhibit "E"   -  Plans
          X       Exhibit "F"   -  Advances
          X       Exhibit "F-1" -  Draw Request
          X       Exhibit "G"   -  Survey Requirements

        4.16 Cross Default. A Default hereunder or under any of the documents evidencing or securing the Loan shall constitute an event of default under any other indebtedness (now or hereafter existing) of Borrower to Lender. Any default under any document evidencing or securing such other indebtedness shall constitute a Default hereunder.

        4.17 Title Endorsements. When requested by Lender during the term of the Loan, Borrower shall provide an endorsement to Lender's title policy which reflects that (a) the real estate taxes for the Property have been paid; (b) no new title matters have appeared of record to which Lender has not consented; and (c) no liens, encumbrances or lis pendenses have been filed against the Property, other than as specifically approved by Lender.

        4.18 Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be

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   Construction Loan Agreement   12


   entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

             (a) Special Rules. The arbitration shall be conducted in Tampa, Florida and administered by Endispute, Inc., d/b/a J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

             (b)  Reservations  of  Rights.    Nothing   in  this
   Agreement shall be deemed to i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

   No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan
   Document for arbitration of any controversy or claim.

        4.19 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Lender has not made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan
   Documents. Except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

   THE  WRITTEN  LOAN  DOCUMENTS REPRESENT  THE  FINAL  AGREEMENT
   BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
   PRIOR, CONTEMPORANEOUS,  OR SUBSEQUENT ORAL  AGREEMENTS OF THE
   PARTIES.

   THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

   EXECUTED and DELIVERED as of August 14, 1995.


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   Construction Loan Agreement   13


          Borrower's Address for Notices:  BORROWER:

          9509 International Court
          St. Petersburg, Florida 33716    PLASMA-THERM,   INC.,  a  Florida
                                           corporation

          The Federal Tax  Identification  By:  /S/Ronald S. Deferrari
          Number of Borrower:                   Ronald S. Deferrari
                                                President
          04-2554632

                                                   (CORPORATE SEAL)
































































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   Construction Loan Agreement   14


          Lender's Address for Notices:    LENDER:

          Attn:      Real   Estate   Loan  NATIONSBANK OF  FLORIDA, N.A.,  a
          Administration                   national banking association
          400  North  Ashley Drive  (FL1-
          010-07-01)                       By:  /s/James E. Harden
          Tampa, FL  33602                      James E. Harden
                                                (Print Name of Officer)
                                                Its Vice President

                                                     (CORPORATE SEAL)

































































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   Construction Loan Agreement   15


                            EXHIBIT "A"

                         Legal Description


        Lots 28, 29, 30, 31 and the Northerly 130 feet of Lot 27, all in Block C of METROPOINTE COMMERCE PARK PHASE II, according to the map or plat thereof recorded in Plat Book 103, pages 25 and 26, Public Records of PINELLAS County, Florida.


































































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   Construction Loan Agreement   16


                            EXHIBIT "B"

                         BASIC INFORMATION


   A.   SPECIFIC DEFINITIONS:

        1.   "Appraised Value" means $4,100,000.00

        2.   "Borrower"  means  Plasma-Therm,  Inc.,   a  Florida
   corporation

        3.   "Completion Date" means June 14, 1996

        4. "Contractor" means The Perry Company, a Florida corporation

        5. "Financial Statements" means, in accordance with the requirements of this Section, a balance sheet, income statement, statements of cash flow and amount and sources of contingent liabilities, and a reconciliation of changes in equity, and, unless Lender otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity. In this Section, each party for whom Financial Statements are required is a "reporting party" and a specified period to which the required Financial Statements relate is a "reporting period". Borrower shall provide or cause to be provided to Lender the following:

             (a) Annual unqualified audited Financial Statements of Borrower for each fiscal year of Borrower, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year.

             (b) Quarterly Borrower-prepared unaudited Financial Statements (Form 10-Q) concerning Borrower's business on a consolidated and consolidating basis for each fiscal quarter of Borrower, as soon as reasonable practicable and in any event within forty-five (45) days after the close of each fiscal quarter.

             (c) Copies of filed federal and state income tax returns of Borrower for each taxable year, within twenty
        (20) days after filing but in any event not later than one hundred fifty (150) days after the close of each such taxable year.

             (d) Such additional financial statements, profit and loss statements, and other accounting data related to Borrower as may be reasonably requested by Lender from time to time concerning Borrower.

   All Financial Statements shall be in form and detail satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party's financial position. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the entity satisfactory to Lender. All fiscal year-end Financial Statements of Borrower shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants acceptable to Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation, including a certificate of the accountant in form and substance satisfactory to Lender to the effect that said accountant has no knowledge that any event of Default, or any event which with notice and/or lapse of time would become an event of Default as set forth herein, has occurred and is continuing,

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   Construction Loan Agreement   17


   or, if he has knowledge that any such event has occurred and is continuing, specifying the details thereof. For purposes of this Agreement and other Loan Documents, the accounting firm of Grant Thornton LLP shall be acceptable to Lender until such time as Lender shall notify Borrower to the contrary.

        6. "Improvements" means all on-site and off-site improvements to the Land for a 60,639.50 square foot (MOL) office/manufacturing facility, including leasehold improve-ments, to be constructed on the Land, together with all fixtures and appurtenances now or later to be located on the Land and/or in such improvements.

        7.   "Initial Land Advance" means N/A.

        8. "Loan" means the construction\term loan by Lender to Borrower, in the principal amount of $3,375,000.00.

        9. "Permitted Changes" means changes to the Plans or Improvements, provided the cost of any single change or extra does not exceed $25,000.00 and the aggregate amount of all such changes and extras (whether positive or negative) does not exceed $100,000.00.

        10. "Project" means the acquisition of the Land, the construction of the Improvements, and if applicable, the operation of the Improvements.

        11.  "Stored Materials Advance Limit" means $   -0-
   .

        12.  "Title  Insurer"  means   Lawyers  Title   Insurance
   Corporation.



   B.   GENERAL DEFINITIONS:

        1. "Budget" means the budget and cost itemization for the Project attached as Exhibit "D".

        2. "Construction Consultant" means the construction consultant, if any, engaged by Lender with respect to the Project.

        3.   "Default"  is   defined  in  Section   3.1  of  this
   Agreement.

        4.   "Environmental  Agreement"  means the  Environmental
   Indemnity Agreement of even date herewith between Borrower and Lender.

        5. "Excusable Delays" means unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot or insurrection or any unforeseen circumstances or events (except financial circumstances or events or matters which may be resolved by the payment of money) beyond the control of Borrower, not to exceed a total of thirty (30) days, provided Borrower shall notify Lender in writing within five (5) days after such occurrence, but no Excusable Delay shall extend the Completion Date or suspend or abate any obligation of Borrower or any Guarantor or any other person to pay any money.

        6. "Indebtedness" means any and all indebtedness to Lender evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan.

        7.   "Land"  means the  real estate described  in Exhibit
   "A".

        8.   "Loan Documents" means this Agreement (including all
   exhibits),   the  Mortgage,   the   Note,  the   Environmental
   Agreement,  any  financing statements,  the Budget,  each Draw

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   Construction Loan Agreement   18


   Request and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower or any other party to Lender pursuant to this Agreement.

        9.   "Mortgage"  means the first  Mortgage, Assignment of
   Rents   and  Security  Agreement  securing  repayment  of  the
   Indebtedness.

        10.  "Note"  means  the   promissory  note  executed   by
   Borrower in the amount of $3,375,000.00.

        11. "Plans" means the plans and specifications listed in Exhibit "E".

        12. "Property" means the Land, the Improvements and all other property constituting the "Mortgaged Property," as described in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.

        13.  "Title   Insurance"   means   the  title   insurance
   described in Exhibit "C".





















































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   Construction Loan Agreement   19


                            EXHIBIT "C"

         CERTAIN CONDITIONS PRECEDENT TO THE FIRST ADVANCE

        1. Fees and Expenses. Lender shall have received any required Commitment Fee and Borrower shall have paid all other fees, costs and expenses then required to be paid pursuant to this Agreement and any other Loan Documents.

        2.   Financial  Statements.   Lender shall  have received
   and  approved   the  Financial  Statements   of  Borrower  and
   Guarantor or any other party required by any loan application or commitment or otherwise required by Lender.

        3. Appraisal. Lender shall have received and approved a market value appraisal made within thirty (30) days of the date of this Agreement, which appraises the Property on a "completed value" basis at not less than the Appraised Value. The appraiser and appraisal must be satisfactory to Lender (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Lender.

        4.   Draw  Schedule   and  Budget.    Lender  shall  have
   received and approved Borrower's proposed draw schedule, and construction schedule, for the Project.

        5. Authorization. Lender shall have received and approved evidence Lender requires of the existence, good standing, authority and capacity of Borrower to execute, deliver, and perform the Loan Documents, including but not limited to:

             (a) For each corporation: i) a copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who will be authorized to execute or attest any of the Loan Documents, and a copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement; and ii) certificates of existence, good standing and qualification to do business in the state of its creation and if different, in the state where the Project is located, issued by the appropriate governmental officials.

             (b) All certificates, resolutions, and consents required by Lender applicable to the foregoing.

        6. Loan Documents. Borrower, Guarantor and each other person or entity required by Lender shall have duly executed, acknowledged and/or sworn to as required, recorded or filed, and delivered to Lender all Loan Documents then required by Lender, dated the date of this Agreement, all in form and content satisfactory to Lender.

        7. Opinions. Lender shall have received the written opinion of counsel for the Borrower addressed to Lender, dated the date of this Agreement, which satisfies the requirements of the loan commitment letter issued by Lender to Borrower dated May 1, 1995, as amended by letter dated July 25, 1995.

        8. Survey; No Special Flood Hazard. Lender shall have received three (3) prints of an original survey of the Land and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Insurer, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) satisfactory to Lender and the Title Insurer and otherwise complying with Exhibit "G", and otherwise in compliance with the requirements of the Loan Documents, and containing evidence satisfactory to Lender that none of the Land is located in a flood hazard area.

        9. Title Insurance. Lender shall have received and approved one or more title insurance policies or a title insurance commitment marked through the Loan closing date with all Schedule B-1 requirements deleted, as Lender may require,

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   Construction Loan Agreement   20


   issued by the Title Insurer in the maximum amount of the Loan, on a coinsurance and/or reinsurance basis if and as required by Lender, insuring that the Mortgage constitutes a valid lien covering the Land and all improvements thereon, having the priority required by Lender and subject only to those exceptions and encumbrances (regardless of rank or priority) Lender approves, in a form acceptable to Lender, and with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; containing no exception for standby fees or real estate taxes other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed "not yet due and payable" and no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmen's liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the Land and Improvements is vested in Borrower; containing such endorsements as Lender may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; and containing provisions acceptable to Lender regarding advances of Loan funds after closing. Borrower and Borrower's counsel shall not have any interest, direct or indirect, in the Title Insurer (or its agent) or any portion of the premium paid for the Title Insurance.

        10.  Plans.  Lender shall  have received and approved two
   (2) true and correct copies of all existing Plans signed and sealed by the architect (including the site plan), together with satisfactory evidence that all applicable governmental authorities, Borrower, Borrower's architect, engineer, and contractors and Construction Consultant have approved the same, and Construction Consultant has reviewed the Plans.

        11.  Contracts.  Lender shall  have received and approved
   (a) a list containing the names and addresses of all existing contractors, architects, engineers, and other suppliers of services and materials for the Project (but only to the extent such information is supplied to Borrower by the Contractor), their respective contract amounts, and a copy of their contracts; and (b) duly executed, acknowledged and delivered originals from each contractor, architect, engineer, subcontractor, or supplier of services or materials required by Lender, of i) consents or other agreements satisfactory to Lender and ii) agreements satisfactory to Lender subordinating all rights, liens, claims and charges they may have or acquire against Borrower or the Property to the rights, liens and security interests of Lender.

        12. Insurance Policies. Lender shall have received and approved insurance evidence certificates or other certificates deemed acceptable to Lender of the insurance policies required by Lender, pursuant to the Loan Documents, together with evidence satisfactory to Lender that all premiums therefor have been paid and that the policies are in full force and effect; such insurance policies shall include the following, and Borrower shall cause them to be maintained in full force and effect at all times throughout the term of the Loan:

             (a) Hazard insurance insuring the Improvements and all Personal Property, which now or hereafter may constitute part of the Property, against loss or damage by fire and other

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   Construction Loan Agreement   21


   hazards included within the term "all risk" or "extended coverage" and against such other hazards as Lender may require in the full insurable value thereof (or such lesser amount as Lender may authorize in writing), with an insurer satisfactory to Lender. Such policy shall include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement and a Sinkhole Endorsement, if deemed necessary by Lender.

             (b) a "Broad Form Comprehensive General Liability" insurance coverage for both Borrower and any contractor performing services to the Property in the minimum coverage amount of One Million Dollars ($1,000,000.00) per occurrence and combined single limit ("CSL") of Five Million Dollars ($5,000,000.00) if the Loan amount is less than $10,000,000.00 or CSL of Ten Million Dollars, ($10,000,000.00) if the Loan amount is $10,000,000.00 or greater.

             (c)  if  at any time the Land or any portion thereof
   is located in a "Flood Hazard Area" pursuant to the Flood Disaster Protection Act of 1973 or any successor or supplemental act thereto, flood insurance in the maximum amount available under the Flood Insurance Act or such other amount as Lender may reasonably request. Lender may require additional flood insurance from the secondary market.

             (d)  an "All risk",  non-reporting, completed  value
   builder's risk  insurance policy,  which policy  shall include
   Agreed  Amount,   Replacement  Cost,  Permit  to   Occupy  and
   Vandalism/Malicious Mischief Endorsements.

             (e)  boiler   and   machinery  insurance,   worker's
   compensation insurance, wind damage insurance, and other insurance coverages as Lender may reasonably require.

        The policy or policies of insurance shall i) be from companies and in coverage amounts acceptable to Lender, ii) contain a standard mortgagee clause in favor of Lender naming Lender as a mortgagee and including a lender's loss payee clause in such policy, as applicable, iii) not be terminable or modified without thirty (30) days' prior written notice to Lender, and iv) be evidenced by original policies or certified copies of policies deposited with Lender, as Lender may elect, to be held by Lender until the Indebtedness shall have been fully paid and discharged. Borrower shall furnish Lender satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

        Each insurance policy or endorsement required herein shall be written by an insurer having a rating not less than "A-XII" Best's Rating according to the most current edition of Best's Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof. All policies shall indicate that notices related to such insurance shall be sent to Lender at:

                  400 North Ashley Drive (FL1-010-07-01)
                  Tampa, Florida 33602
                  Attn: Loan Administration Section,
                  Real Estate Banking Group

        13. Environmental Compliance/Report. Lender shall have received and approved evidence satisfactory to Lender that no portion of the Land is "wetlands" under any applicable law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any governmental authority, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under, any law or governmental requirement pertaining to health or the

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   Construction Loan Agreement   22


   environment, including without limitation, a written report of an environmental assessment of the Property, made within one hundred eighty (180) days prior to the date of this Agreement, by an engineering firm, and of a scope and in form and content satisfactory to Lender, complying with Lender's established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Lender. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Lender.

        14. Soil Reports. Lender and Construction Consultant shall have received and reviewed a soil composition and test boring report and a foundation report satisfactory to Lender regarding the Land, by a licensed professional engineer satisfactory to Lender. Any recommendations of the engineer in the soil report shall be incorporated into the Plans.

        15. Access, Utilities, and Laws. Lender shall have received and approved (a) satisfactory evidence that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate governmental authority, that all costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Project; (b) letters from the applicable utility companies or governmental authorities confirming that all utilities necessary for the Improvements are available at the Land in sufficient capacity, together with evidence satisfactory to Lender of paid impact fees or utility reservation deposits or connection fees required to assure the availability of such services; (c) satisfactory evidence that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property (including those relating to the local government Comprehensive Planning and Land Development Regulation Act,
   Section 163.3161, et. seq., Florida Statutes) permit the use for which the Property is intended and have been or will be complied with without the necessity of variance and without the Property being a nonconforming use; (d) evidence satisfactory to Lender that the Land and Improvements comply and will comply with all laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (e) a true and correct copy of a valid building permit for the Improvements, together with all other permits and approvals necessary for construction of the Improvements; and
   (f) evidence satisfactory to Lender of compliance by Borrower and the Property, and the proposed construction, use and occupancy of the Improvements, with such other applicable laws and governmental requirements as Lender may request, including all laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, Part V of the Florida Building Construction Standards Act entitled "Accessibility by Handicapped Persons", Chapter 553, Fla Stat.; The Federal Architectural Barriers Act (42 U.S.C.
   Section 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. Section 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. Section 794) and any applicable state requirements.

        16.  Priority.   Lender shall have  received and approved
   (a) evidence satisfactory to Lender that prior to and as of the time the Mortgage was filed for record i) no activity or circumstance was visible on or near the Land which would constitute inception of a mechanic's or materialman's lien against the Property, ii) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to the Project has been filed for record in the county where the Property is located; iii) no mechanic's or

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   Construction Loan Agreement   23


   materialman's lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by law provides notice of claims or encumbrances regarding the Property; (b) a certificate or certificates of a reporting service acceptable to Lender, reflecting the results of searches made not earlier than ten
   (10) days prior to the date of this Agreement, i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against Borrower otherwise except as consented to by Lender; and ii) if required by Lender, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrower or any Guarantor.

        17. Bonds. Lender shall have received and approved (a) a performance bond for the Contractor, in form and content satisfactory to Lender and in an amount equal to 100% of the construction price; and (b) a payment bond for the Contractor, in form and content satisfactory to Lender and in an amount equal to 100% of the construction contract price; and if required by Lender duly recorded before any construction is commenced. Each bond shall be issued by a corporate surety acceptable to Lender and authorized and admitted to do business and to execute bonds in the state where the Project is located and shall name Lender as an additional obligee.

        18. Paid Tax Receipts. Lender shall have received and approved satisfactory evidence (a) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority; and (b) that the Land is or will be prior to the issuance of the first tax bill coming due after the date of this Agreement, a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements. For purposes of this Agreement, appropriate notations of paid taxes in the Title Insurance information described above shall satisfy the requirements of (a) herein.

        19. Notice to Contractor and Lienors of Hard Cost Reallocation. If the Draw Request requires an amendment to the Budget  or reallocation  of hard  cost items  which  would require contractor and lienor notice under Section 713.3471(2), Florida Statutes, Borrower, as owner, shall serve the Contractor and all required lienors, written notice in compliance with Section 713.3471(2), Florida Statutes, and shall deliver such notice to Lender, countersigned by the Contractor and any lienors who have provided notices to owner.

        20.  Other Documents.   Borrower and any  other person or
   entity, shall have delivered to Lender, in form and content satisfactory to Lender, such other documents and certificates as Lender may reasonably request.






















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   Construction Loan Agreement   24


                            EXHIBIT "D"

                               BUDGET









































































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   Construction Loan Agreement   25


                            EXHIBIT "E"

                               PLANS









































































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   Construction Loan Agreement   26


                            EXHIBIT "F"

                              ADVANCES

        1. Draw Request. A "Draw Request" means a properly completed and executed written application by Borrower to Lender in the form of Exhibit "F-1" (or in another form approved by Lender) setting forth the amount of Loan proceeds desired, together with such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information required by Lender. At least five (5) business days before the requested date of each advance, Borrower shall deliver a Draw Request to Lender. Borrower shall be entitled to an advance only in an amount approved by Lender in accordance with the terms of this Agreement and the Loan Documents. Lender shall not be required to make advances more frequently than once each calendar month. Lender shall, only upon the satisfaction of all applicable conditions of this Agreement and the Loan Documents, make the requested advance to Borrower on a business day within five (5) business days after such satisfaction. Each Draw Request, and Borrower's acceptance of any advance, shall be deemed to ratify and confirm that all representations and warranties in the Loan Documents remain true and correct as of the date of the Draw Request and the advance, respectively. Borrower hereby designates Ronald S. Deferrari or Diana M. DeFerrari as having authority to sign all Draw Requests on Borrower's behalf.

        2. Advances. Borrower shall disburse all advances made to Borrower, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose. Following receipt and approval of a Draw Request, all supporting documentation and information, and receipt and approval of a written or verbal report from Construction Consultant, Lender will determine the amount of the advance it will make in accordance with this Agreement, the Loan Documents, the Budget, and the following standards:

             (a)  An initial advance in the amount of the Initial
   Land Advance will be made for the acquisition of the Land.

             (b) For construction work, advances will be made on the basis of ninety percent (90%) of the costs shown on the application for payment from the contractor reviewed and approved by Lender and Newcomb & Boyd of the work or material in place on the Improvements that comply with the terms of the Loan Documents, minus all previous advances and all amounts required to be paid by Borrower, as described in Columns (B) and (C) of the Budget.

             (c) Loan disbursements will be made for the cost of non-construction items on the basis of one hundred percent (100%) of the costs of all approved invoices therefor, up to the maximum amount of such costs set forth in the Loan Budget.

             (d) Advances will not be made for building materials or furnishings that are not yet incorporated into the Improvements ("stored materials") unless the stored materials are in Borrower's possession and satisfactorily stored on the Land, no materials are stored for a time period exceeding forty-five (45) days, Lender has a lien on such materials which is prior to the lien of any other secured party, Lender has received and approved all invoices for the materials to be stored on-site and the aggregate of advances for stored materials that have not yet been incorporated into the Improvements does not exceed the Stored Materials Advance Limit. The advances for stored materials will be limited to 90% of the invoice cost of the materials.

             (e)  Lender will not make advances  for any Borrower
   "developer fees".

        3.   Conditions  to the  First  Advance.   As  conditions
   precedent  to the first  advance hereunder:   (a)  there shall

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   Construction Loan Agreement   27


   then exist no Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default;
   (b) the representations and warranties made in the Loan Documents shall be true and correct; (c) each contract to be made by Borrower for any labor, materials, services and/or other work for or in connection with construction of the Improvements shall have been duly executed and delivered by all parties thereto and shall be fully effective, and Lender shall have received a true, complete executed original counterpart of each such contract; (d) Borrower must have satisfied the conditions required under the Loan Documents, including those identified in Exhibit "C" and Section 4 below;
   (e) Borrower must have paid all amounts required to be paid by Borrower as described in Columns (B) and (C) of the Budget, and (f) Borrower must have delivered to Lender a Draw Request.

        4. Conditions to All Advances. As conditions precedent to each advance made pursuant to a Draw Request in addition to all other requirements contained in the other Loan Documents, Borrower must satisfy the following conditions, and deliver to Lender evidence of such satisfaction:

             (a) All conditions precedent to the first advance have been and continue to be satisfied.

             (b) No Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default exists.

             (c) The representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance.

             (d) Each subcontract or other contract for labor, materials, services and/or other work included in a Draw Request shall have been duly executed and delivered by all parties thereto and shall be effective, and Lender shall have received a true, complete copy of a fully executed copy of each such subcontract or other contract as Lender may have requested.

             (e) No mechanics or materialmen's lien or other encumbrance shall have been filed and remain in effect against the Property, and releases or waivers of mechanics' liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property shall have been obtained. Additionally, Borrower shall provide an affidavit stating that the advances made up to the date of the signing of the affidavit have been paid to the appropriate parties.

             (f) The Title Insurance shall have been endorsed and down-dated in a manner satisfactory to Lender to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Lender.

             (g) Lender shall have received written certification by Borrower's Construction Consultant, and if required by Lender by Newcomb & Boyd, that to the best of such party's knowledge, information, and belief, construction is in accordance with the Plans, the quality of the work for which the advance is requested is in accordance with the applicable contract, the amount of the advance requested represents work in place based on onsite observations and the data compromising the Draw Request, the work has progressed as indicated, and the applicable contractor is entitled to payment of the amount certified.

             (h) Lender shall have received a foundation survey made immediately after, but in no event later than fifteen
   (15) days after, the laying of the foundation of each building or structure of the Improvements satisfactory to Lender complying with Exhibit "G", and certifying as to the absence

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   Construction Loan Agreement   28


   of encroachments from, or onto, the Property and compliance of the Improvements, as then-constructed, with zoning laws and other relevant restrictions.

             (i)  Lender shall have  received within fifteen (15)
   days after the pouring of concrete for any Improvements, a report satisfactory to Lender and Construction Consultant of the results of concrete tests made at the time the concrete is poured. The concrete tests shall not be made by any of the contractors working on the Improvements.

             (j) Lender shall have received within fifteen (15) days after the compaction of any soil for construction, a report satisfactory to Lender and Construction Consultant of the results of soil tests.

             (k) As of the date of making such advance, no event shall have occurred, nor shall any condition exist, that could have an adverse effect on the enforceability of the Loan Documents, be materially adverse to the financial condition of Borrower, impair the ability of Borrower to fulfill its material obligations under the Loan Documents, or otherwise have any adverse effect whatsoever on the Property.

             (l) The Improvements shall not have been damaged and not repaired.

             (m) Borrower shall have paid all amounts required to be paid by Borrower under Columns (B) and (C) of the Budget.

             (n) Borrower shall have made the Borrower's Deposit if required by Section 1.4 of this Agreement.

             (o) Borrower shall have delivered to Lender such other information, documents and supplemental legal opinions as may be required by Lender.

             (p) With respect to any advance to pay a contractor, Lender shall have received original applications for payments in form approved by Lender, containing a breakdown by trade and/or other categories acceptable to Lender, executed and certified by each contractor and Newcomb & Boyd, accompanied by invoices, and approved by Construction Consultant. Copies of invoices or other acceptable documentation shall be submitted to substantiate Borrower's requests for payment of Project-related "soft costs".

        5. Final Advance for Improvements. In the case of the final Draw Request, Lender shall have received the following as additional conditions precedent to the requested advance:

             (a)  Certificates  (on  a  form to  be  provided  by
   Lender) from Newcomb & Boyd, the Contractor and, if required by Lender, from the Construction Consultant, certifying that the Improvements (including any off-site improvements) have been completed in accordance with, and as completed comply with, the Plans and all laws and governmental requirements, together with the AIA G704 Certificate of Substantial Completion from each of said professionals; and Lender shall have received two (2) sets of detailed "as built" Plans approved in writing by Borrower, Newcomb & Boyd, and Contractor. The Plans must include plans and specifications for architectural, structural, mechanical, plumbing, electrical and site development work (including storm drainage, utility lines and landscaping).

             (b) Final affidavits (in a form approved by Lender) from Newcomb & Boyd and the Contractor certifying that each of them and their subcontractors, laborers, and materialmen, as applicable, have been paid in full for all labor and materials for construction of the Improvements; and final lien releases or waivers (in a form approved by Lender) by Newcomb & Boyd, Contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for

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   Construction Loan Agreement   29


   the construction  of the Improvements, or  who otherwise might
   be   entitled   to   claim   a   contractual,   statutory   or
   constitutional lien against the Property.

             (c) The Title Insurance shall be endorsed to remove any exception for mechanics' or materialmen's liens or pending disbursements, with no additional title change or exception objectionable to Lender, and with such other endorsements required by Lender.

             (d) Evidence satisfactory to Lender that all laws and governmental requirements have been satisfied, including receipt by Borrower of all necessary governmental licenses, certificates and permits (including certificates of occupancy) with respect to the completion, use, occupancy and operation of the Improvements, together with evidence satisfactory to Lender that all such licenses, certificates, and permits are in full force and effect and have not been revoked, canceled or modified.

             (e) Evidence satisfactory to Lender that all impact fees for the Project have been paid.

             (f) Three (3) copies of a final as-built survey of the Property satisfactory to Lender, showing all Improvements in place, including striping of parking areas and a statement as to the number of parking spaces, and otherwise complying with Exhibit "G".

             (g) A certification by the surety that it has approved the final Loan disbursement to the contractor, on an AIA form G707 or such other form as shall be acceptable to Lender.

             (h)  At  such time as the Improvements are occupied,
   an evidence certificate of an "all risk" permanent hazard insurance policy must be submitted to Lender. The policy: shall be from a company satisfactory to Lender with an A-XII Best's Rating or better; shall be in an amount satisfactory to Lender; shall include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement; shall include a Sinkhole Endorsement, if appropriate; and shall include provisions for a minimum 30-day advance written notice to Lender of any intended policy cancellation, non-renewal or material modifications; and shall designate Lender as mortgagee and loss payee. Borrower shall submit satisfactory evidence that all insurance premiums have been paid.

        6. Direct Advances. Borrower hereby irrevocably authorizes Lender (but Lender shall have no obligation) to advance Loan funds directly to itself to pay interest due on the Loan. Each such direct advance (except for application of a Borrower's Deposit) shall be added to the outstanding principal balance of the Loan and shall be secured by the Loan Documents. Unless Borrower pays such interest from other resources, Lender may advance Loan funds pursuant to this Section for interest payments as and when due. Nothing contained in this Agreement shall be construed to permit Borrower to defer payment of interest on the Loan beyond the date(s) due. The allocation of Loan funds in the Budget for interest shall not affect Borrower's absolute obligation to pay the same in accordance with the Loan Documents. Lender may hold, use, disburse and apply the Loan and the Borrower's Deposit for payment of any obligation of Borrower under the Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan and any Borrower's Deposit to Lender for such purposes. Lender may advance and incur such expenses as Lender deems necessary for the completion of the Improvements and to preserve the Property and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Lender on demand. Lender may disburse any portion of any advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this


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   Construction Loan Agreement   30


   Section and the amount of advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

        7. Conditions and Waivers. All conditions precedent to the obligation of Lender to make any advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any advance in the absence of strict compliance with such conditions precedent. Any requirement of this Agreement may be waived, in whole or in part, in a specific written waiver intended for that purpose and signed by Lender. Lender shall have the right to approve and verify the periodic progress, costs incurred by Borrower, and the estimated costs remaining to be incurred, after consultation with the Construction Consultant. No advance shall constitute an approval or acceptance by
   Lender of any construction work, a waiver of any condition precedent to any further advance, or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default. No waiver by Lender of any condition precedent or obligation shall preclude Lender from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be a Default.

        8. Funding. Borrower shall establish and maintain a special account with Lender into which advances funded directly to Borrower (but no other funds), and excluding direct disbursements made to or by Lender pursuant to this Agreement, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of costs specified in the Budget, but which special account shall not be used for any other purpose. Borrower hereby irrevocably authorizes Lender to deposit each advance requested by Borrower to the credit of Borrower in that account, by wire transfer or other deposit. Advances may also be made, in addition to other methods contemplated herein, at Lender's option, by direct or joint check payment to any or all persons entitled to payment for work or services performed or material furnished in connection with the Project or the Loan, or by having the proceeds thereof made available to the Title Insurer (or its agent) for disbursement. Lender shall not be required to, and has no responsibility to, supervise the proper application or distribution of funds to third parties.

        9. Compliance with Prompt Payment Law. Borrower shall comply with the Construction Contract Prompt Payment Law contained in the Florida Construction Lien Law, Chapter 713, Florida Statutes, notwithstanding Lender's failure or delay in funding any Draw Requests or Lender's cessation of funding Draw Requests in accordance with the terms of this Agreement.

        10. Construction Lien Law Notification Requirements. Borrower hereby authorizes Lender to provide written notices to Contractor and lienors providing notices to owner pursuant to Section 713.3471(1)(a), Florida Statutes, and Section 713.3471(2)(b), Florida Statutes, to the extent such notices are required by law. Borrower hereby releases Lender and waives all claims it may have against Lender for damages Borrower may incur as a result of Lender's failure to deliver said notices. Borrower hereby agrees to provide all required notices to the Contractor and all lienors providing notices to owner in compliance with Section 713.3471(2)(a), Florida Statutes, in a timely fashion.
        11. Post-Closing Environmental Assessments. In addition to the environmental report required to be furnished to Lender as a condition precedent to the Loan closing and the First Advance, Lender may, at Lender's sole option, and at the Borrower's expense, require an environmental assessment or updated assessment of the Property by an engineering firm, and of a scope and in form and content satisfactory to Lender, complying with Lender's established guidelines, showing that there is no evidence of any hazardous or toxic substances which have been generated, treated, stored, released or

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   disposed  of in  the Property,  except  for such  hazardous or toxic substances lawfully used by the Borrower in the ordinary course of Borrower's business operations on the Property, and such additional evidence as may be required by Lender.
   Borrower  agrees   at  its   sole  expense  to   provide  such
   environmental assessments  when requested  by Lender.   If any
   environmental assessment indicates the past or present use, handling, storage, transportation or disposal of hazardous or toxic materials, except for such hazardous or toxic substances lawfully used by the Borrower in the ordinary course of Borrower's business operations on the Property, such shall constitute a Default by the Borrower under the Loan Documents. Notwithstanding anything contained herein to the contrary, Lender shall not request updated environmental assessments pursuant to this Section unless the Loan is in Default, or if required by any governmental law or regulation or for good cause (i.e. Lender has reason to believe the Property has been
   or  is  presently  being   used  for  the  handling,  storage,
   transportation or disposal of hazardous or toxic materials in violation of any governmental law or regulation).

                           EXHIBIT "F-1"

                            DRAW REQUEST




















































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   Construction Loan Agreement   32


                            EXHIBIT "G"

                        SURVEY REQUIREMENTS



   Three (3) copies of a recent boundary survey of the Property by a registered surveyor certified to Lender, the Title Insurance company and the Borrower. The survey shall show (a) all boundaries of the Land with courses and distances indicated, including chord bearings and arc and chord distances for all curves; (b) dimensions and locations of the Improvements and of all easements, roads, encroachments, setback lines and utility lines; (c) the distances to, and names of, the nearest intersecting streets; (d) the location of all parking spaces, together with a statement reflecting the total number of spaces; (e) other facts in any way affecting the Property; (f) such other details as Lender may request; and (g) a certification by the surveyor that, if the Property consists of two or more parcels having common boundaries, those parcels are contiguous along the common boundaries. The total Land area must also be included together with a certification as to the location of any of the Property within any special flood hazard area. The surveyor must include on the survey a signed narrative statement in certification of the existence or nonexistence of any encroachments from, or onto, the Property and must include the date of the survey, the surveyor's registration number and seal.

   The attached Surveyor's Report and Certification form should be completed and submitted with the surveys.











































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